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                                                                      EXHIBIT 21

                             LIST OF SUBSIDIARIES


Name of Subsidiary                 Jurisdiction of Incorporation
---------------------------        -----------------------------

NEBS Business Forms Limited        (Canada)
Shirlite, Ltd.                     (United Kingdom)
Standard Forms, Ltd.               (United Kingdom)
McBee Systems, Inc.                (Colorado)
Rapidforms, Inc.                   (New Jersey)
Russell & Miller, Inc.             (Delaware)